Exhibit 10.43

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 28th day of March, 2016 by and between HOOPER HOLMES, INC., a New York corporation (the “Company”), and 200 NNH, LLC a California limited liability company (the “Investor”).
WHEREAS, pursuant to Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D promulgated thereunder, the Investor wishes to purchase, and the Company wishes to sell, 10,000,000 shares (the “Shares”) of the Company’s common stock, $0.04 par value (the “Common Stock”) upon the terms and condition stated in the Agreement (the “Offering”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Purchase and Sale of Shares. On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue, the Shares.
2.    Purchase Price. The aggregate purchase price for the Shares to be purchased by the Investor at the Closing shall be $1,200,000.00 (the “Purchase Price”). At the Closing, the Investor shall fund the Purchase Price by wire transfer of immediately available funds to the account specified in writing by the Company prior to the date hereof.
3.    The Closing. Subject to the conditions set forth below, the purchase and sale of the Shares shall take place at the offices of Spencer Fane, LLP, 1000 Walnut Street, Suite 1400, Kansas City, MO 64106, not later than the second business day after the satisfaction of all of the conditions of this Agreement (the “Closing” and the “Closing Date”) or at such other location and on such other date as the Company and the Investor shall mutually agree.
4.    Closing Conditions; Certain Covenants.
4.1    Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Shares to be issued to the Investor at the Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)    Covenants. The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

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(c)    Listing. The Common Stock shall be listed or quoted on the NYSE MKT and all Shares to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the NYSE MKT in accordance with the applicable rules and regulations of the NYSE MKT, subject only to official notice of issuance.
(d)    No Injunctions or Actions. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement. No action, suit or proceeding before any federal, state, or local arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, or local governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.
(e)    No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.
4.2    Conditions to the Company’s Obligations. The obligation of the Company to sell and issue the Shares to the Investor at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).
(b)    Covenants. The Investor shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
(c)     No Injunctions or Actions. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement. No action, suit or proceeding before any federal, state, or local arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, or local governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.

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4.3    Lock-Up. For a period of 18 months following the date of this Agreement (the “Lock-Up Period”), the Investor will not, without the prior written consent of the Company (which consent will not be unreasonably withheld), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any of the Shares or any other shares of Common Stock; (ii) effect any short sale or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any of the Shares or any other shares of Common Stock; (iii) pledge, hypothecate or grant any security interest in any of the Shares or any other shares of Common Stock; (iv) in any other way transfer or dispose of any of the Shares or any other shares of Common Stock; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any of the Shares or any other shares of Common Stock, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any of the Shares or any other shares of Common Stock; (vii) participate in the filing of any registration statement under the Securities Act in respect of any of the Shares or any other shares of Common Stock; or (viii) publicly announce the intention to do any of the foregoing.
4.4    Legend. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor in customary form to the effect that such transfer does not require registration of such transferred Shares under the 1933 Act. The Investor understands that the Shares, except as set forth below, shall bear any legends as required by applicable state securities or “Blue Sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
The Company shall use its reasonable best efforts, following the expiration of the Lock-Up Period, to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Shares at such time as (i) such Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in customary form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurance in writing that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

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5.    Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules or the Public Reports (as defined herein), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investors:
5.1    Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
5.2    Capitalization and Voting Rights. As of the date hereof, the Company has 240,000,000 authorized shares of Common Stock and 117,043,442 shares of Common Stock outstanding. All of the outstanding Common Stock has been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Public Reports, no Common Stock is entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements.
5.3    Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company, and the authorization, sale and issuance of the Shares, have been taken on or prior to the date hereof. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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5.4    Valid Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, and free and clear of all liens, charges, pledges, security interests, and encumbrances, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.
5.5    Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the offer and sale of the Shares, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the qualification or registration requirements of state securities laws or other applicable blue sky laws.
5.6    Public Reports. The Company is current in its filing obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (collectively, the “Public Reports”). The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and for each quarterly period thereafter (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to the absence of footnotes and normal, immaterial, year-end audit adjustments.
5.7    No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby.
5.8    Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
5.9    No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity

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at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
6.    Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:
6.1    Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.
6.2    No Public Sale or Distribution. The Investor is acquiring the Shares for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act. The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Shares.
6.3    Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.
6.4    Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.
6.5    Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice

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as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Shares and the transactions contemplated by this Agreement.
6.6    No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
6.7    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
6.8    Organization and Standing. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has its primary place of business in the State of California.
6.9    No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
7.    Rule 144 Availability; Public Information. At all times during the period commencing on the Closing Date and ending at such time that all of the Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) under the 1933 Act and otherwise without restriction or limitation pursuant to Rule 144 under the 1933 Act, the Company shall use its commercially reasonable efforts to ensure the availability of Rule 144 under the 1933 Act to the Investor with regard to the Shares, including compliance with Rule 144(c)(1) under the 1933 Act.
8.    Observer Rights. As long as the Investor owns not less than five percent (5%) of the Company’s outstanding Common Stock, the Company shall invite a representative of the Investor to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative and the Investor shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold or redact any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client

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privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the Investor or its representative is a competitor of the Company.
9.    Reasonable Best Efforts; No Frustration. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 4.2 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 4.1 of this Agreement.
10.    Termination. In the event that the Closing shall not have occurred within fifteen (15) business days after the date hereof, then the Investor shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, the right to terminate its obligations under this Agreement pursuant to this Section 10 shall not be available to the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor’s breach of this Agreement.
11.    Miscellaneous
11.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
11.2    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Kansas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Johnson County, Kansas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
11.3    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or

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certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company, to Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, KS 66062, Telephone Number: (913) 764-1045, Fax: (913) 764-____, Attention: CEO, with a copy (which shall not constitute notice) to Spencer Fane LLP, 1000 Walnut Street, Suite 1400, Kansas City, Missouri 64106, Telephone Number: (816) 292-8158, Fax: (816) 474-3216, Attention: Peter Mirakian III, Esq., and (b) in the case of the Investor, to 200 NNH, LLC, Telephone Number: ___________, Fax: _____________, Attention: ___________________, with a copy (which shall not constitute notice) to ______________________________________________, Telephone Number _______________, Fax: _________________, Attention: __________________, Esq.
11.4    Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.
11.5    Brokers or Finder’s Fees. The Company shall indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a broker’s or finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
11.6    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
11.7    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
11.8    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11.9    Fees and Expenses. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investor. Except as expressly stated herein, each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.
HOOPER HOLMES, INC.
By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: President & CEO

200 NNH, LLC

By: /s/ J. Vartan Hovsepian
Name: J. Vartan Hovsepian
Title: Managing Director

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